UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2023, the Board of Directors (the “Board”) of Gentherm Incorporated (the “Company”) extended the maturity date of the Company’s 2020 stock repurchase program (as amended, the “2020 Stock Repurchase Program”) from December 15, 2023 to June 30, 2024. Under the 2020 Stock Repurchase Program, the Company is authorized to repurchase up to $150 million of its issued and outstanding common stock (the “common stock”), with approximately $97 million remaining available as of such Board approval. The authorization and extension of the 2020 Stock Repurchase Program does not require that the Company repurchase any specific dollar value or number of shares and may be modified, extended or terminated by the Board at any time.

On November 1, 2023 and following the above-noted extension, the Company entered into a Confirmation of Issuer Forward Repurchase Transaction agreement (the “ASR Agreement”) with Bank of America, N.A. (the “Bank of America”) that provides for the Company to purchase shares of common stock in an aggregate amount of $60 million (the “ASR Repurchase Amount”) under the 2020 Stock Repurchase Program. The ASR Agreement is part of the Company’s announced capital allocation strategy and furthers its opportunistic share buyback program.

Under the terms of the ASR Agreement, on November 2, 2023, the Company will pay $60 million (the “Prepayment Amount”) to Bank of America for an initial purchase of approximately 1.22 million shares of common stock, representing 80% of ASR Repurchase Amount. The final settlement date is scheduled to occur no later than the second quarter of 2024 and may end earlier at the option of Bank of America. As of the final settlement date, Bank of America may be required to deliver additional shares of common stock to the Company or the Company may be required to deliver shares of common stock to Bank America, such that the Company’s repurchase of common stock under the ASR Agreement in aggregate will equal the ASR Repurchase Amount (based on the average of the daily volume-weighted average prices of the common stock during the term of the ASR Agreement, less a specified discount).

The ASR Agreement contains provisions customary for agreements of this type, including the mechanisms to determine the number of shares of common stock that will be delivered at settlement, the required timing of delivery of the shares of common stock, the circumstances under which Bank of America is permitted to make adjustments to the transaction terms, the circumstances under which the ASR Agreement may be accelerated, extended or terminated early by Bank of America and specified representations and warranties of each party to the other party.

The foregoing description of the ASR Agreement is qualified in its entirety by reference to the ASR Agreement, a copy of which is attached as Exhibit 10 and is incorporated herein by reference.

A copy of the press release announcing the forgoing matters is furnished herewith as Exhibit 99.

From time to time, Bank of America and its affiliates have directly or indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10	Confirmation of Issuer Forward Repurchase Transaction between Gentherm Incorporated and Bank of America, N.A., dated as of November 1, 2023

99	Company news release dated November 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Senior Vice President, General Counsel and Secretary

Date: November 2, 2023